                                                                    EXHIBIT 23.1




            CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Suncoast Bancorp, Inc. for the registration of 805,000 shares of its common stock and to the incorporation therein of our report dated November 20, 1998 relating to the financial statements of Suncoast Bancorp, Inc. as of October 31, 1998 and for the period from April 1, 1998 (date of inception) to October 31, 1998.


                                                   HILL, BARTH & KING, INC.
                                                   Certified Public Accountants

Naples, Florida
January 6, 1999